UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 30, 2006

EDGE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-22149	76-0511037
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1301 Travis, Suite 2000, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (713) 654-8960

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

The letter dated May 30, 2006 to the Compensation Committee of the Board of Directors of Edge Petroleum Corporation (the “Company”) from John W. Elias, Chairman, President and Chief Executive Officer, which is filed as Exhibit 99.1 to this Current Report, is incorporated herein by reference.

The information contained in this Current Report includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the Company’s filings with the Securities and Exchange Commission, including the approval of the amendment to the Incentive Plan by the Company’s shareholders. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits.

Exhibit Number	Description

99.1

Letter dated May 30, 2006 to Members of the Compensation Committee of the Board of Directors from John W. Elias, Chairman, President and Chief Executive Officer, regarding the Company’s Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGE PETROLEUM CORPORATION

Date: May 30, 2006	By:	/s/ Robert C. Thomas
Robert C. Thomas
Vice President, General Counsel
and Corporate Secretary

Index to Exhibits

Exhibit Number	Description

99.1

Letter dated May 30, 2006 to Members of the Compensation Committee of the Board of Directors from John W. Elias, Chairman, President and Chief Executive Officer, regarding the Company’s Incentive Plan.